UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 31, 2016

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of March 31, 2016, the Board of Directors of Fox Factory Holding Corp. (the “Company” or “Fox”) approved a change in the fiscal year of the Company from a calendar year ending on December 31 to a 52-53 week fiscal year ending on the Friday nearest to December 31, effective beginning with the first quarter of 2016. In a 52 week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53 week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53 week fiscal year will occur in the fiscal year ending January 1, 2021. The Company expects to make the fiscal year change on a prospective basis, beginning with the first quarter of 2016, and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s calendar year results for the year ended December 31, 2015. However, the change will impact the comparability of prior fiscal quarters and annual periods in future filings. This change was identified as a best practice in connection with the Company’s previously disclosed global enterprise resource planning system (“ERP”), which the Company began implementing in May 2015. The Company believes this change will provide numerous benefits, including, but not limited to, better alignment with manufacturing scheduling and improved comparability between periods.

Since the change in the Company’s year-end is from the last day of the month to a 52-53 week fiscal year commencing within seven days of the month end last reported, and the new fiscal year will commence with the end of the old fiscal year, the change is not deemed a change in fiscal year for purposes of reporting subject to Rules 13a-10 or 15d-10 of the Exchange Act of 1934, as amended. Accordingly, a transition report is not required to be filed by the Company.

The reporting periods and applicable reports for fiscal year 2016 are expected to be as follows:

FISCAL PERIOD	REPORTING PERIOD	REPORT TO BE FILED
First quarter of fiscal 2016	January 1, 2016 to April 1, 2016	Quarterly Report on Form 10-Q
Second quarter of fiscal 2016	April 2, 2016 to July 1, 2016	Quarterly Report on Form 10-Q
Third quarter of fiscal 2016	July 2, 2016 to September 30, 2016	Quarterly Report on Form 10-Q
Fiscal year 2016	January 1, 2016 to December 30, 2016	Annual Report on Form 10-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	March 31, 2016	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer